AMENDMENT TO NOTE
AND LETTER AGREEMENT

        THIS AMENDMENT TO NOTE AND LETTER AGREEMENT (this "AMENDMENT") is made as of January _____, 1998, by and between CHURCHILL DOWNS INCORPORATED (the "BORROWER") and PNC BANK, NATIONAL ASSOCIATION, SUCCESSOR BY MERGER TO PNC BANK, KENTUCKY, INC. (the "BANK").

                                   WITNESSETH:

        WHEREAS, the Borrower has executed and delivered to the Bank (or a predecessor which is now known by the Bank's name as set forth above), a note dated December 5, 1996, in the original principal amount of Twenty Million Dollars ($20,000,000.00) (the "NOTE"), pursuant to a letter agreement dated January 11, 1995 (the "AGREEMENT"), to evidence the Borrower's indebtedness to the Bank for a certain loan (the "LOAN");

        WHEREAS, the Borrower and the Bank desire to amend the Note and the Agreement as provided for below;

        NOW,  THEREFORE,   in  consideration  of  the  mutual  covenants  herein
contained and intending to be legally bound hereby, the parties hereto agree as follows:

               1. The Note and the Agreement are amended as set forth in Exhibit A attached hereto and made a part hereof. Any and all references to the Note or the Agreement in any document, instrument or certificate evidencing, securing or otherwise delivered in connection with the Loan shall be deemed to refer to the Note and the Agreement as amended hereby. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Note or the Agreement.

               2. This Amendment is deemed incorporated into the Note and the Agreement. To the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision in the Note or the Agreement, the terms and provisions hereof shall control.

               3. The Borrower hereby represents and warrants that (a) all of its representations and warranties in the Agreement are true and correct, (b) no default or Event of Default exists under the Note or the Agreement, and (c) this Amendment has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

               4. This Amendment may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument.

               5. This  Amendment  will be binding upon and inure to the benefit
of  the  Borrower  and  the  Bank  and  their   respective   heirs,   executors,
administrators, successors and assigns.

               6. Except as amended hereby, the terms and provisions of the Note and the Agreement remain unchanged and in full force and effect. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of the Note or the Agreement, a waiver of any default or Event of Default thereunder, or a waiver or release of any of the Bank's rights and remedies (all of which are hereby reserved). THE BORROWER EXPRESSLY RATIFIES AND CONFIRMS THE WAIVER OF JURY TRIAL PROVISION (IF APPLICABLE).

        WITNESS the due execution hereof as of the date first written above.


                                            CHURCHILL DOWNS INCORPORATED



                                            By /s/Robert L. Decker
                                              ---------------------------------
                                              Robert L. Decker, Senior Vice
                                              President, Finance and Development
                                              and Chief Financial Officer



                    PNC BANK, NATIONAL ASSOCIATION, SUCCESSOR
                      BY MERGER TO PNC BANK, KENTUCKY, INC.



                                            By /s/Susan C. Snyder
                                              --------------------------------
                                              Susan C. Snyder, Vice President

                                    EXHIBIT A

                     AMENDMENT TO NOTE AND LETTER AGREEMENT


        The Note and Letter Agreement are hereby amended as follows:

        (a) so as to extend the Expiration Date from January 31, 1998, to January 31, 1999, on which date the entire principal balance and any accrued but unpaid interest shall be due and payable; and

        (b) so as to amend the Interest Rate, effective as of the date of this Amendment, to:


                                  LEVEL I          LEVEL II         LEVEL III        LEVEL IV
BASIS FOR PRICING                 If the Ratio of  If the Ratio of  If the Ratio of  If the Ratio of
                                  the Company's    the Company's    the Company's    the Company's
                                  Total Funded     Total Funded     Total Funded     Total Funded
                                  Indebtedness to  Indebtedness to  Indebtedness to  Indebtedness to
                                  EBITDA is less   EBITDA is        EBITDA is        EBITDA is
                                  than 1.0*        equal to or      equal to or      equal to or
                                                   greater than 1.0 greater than     greater than
                                                   but less than    1.5 but less     2.0
                                                   1.5              than 2.0
LIBOR +                           50 basis points  62.5 basis       87.5 basis       100 basis
                                                   points           points           points
BASE RATE (PRIME) +               0                0                0                0
================================  ================ ================ ================ ================


* TOTAL  FUNDED  INDEBTEDNESS  is defined as all  outstanding  indebtedness  for
borrowed  money  (short  and  long  term),  capitalized  leases,   reimbursement
obligations under standby letters of credit, and guarantees.

EBITDA  is  defined  as  earnings  before  interest,   taxes,  depreciation  and
amortization.


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